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                                                                   Exhibit 10.26


                 AGREEMENT FOR PURCHASE OF ADDITIONAL SECURITIES

         THIS AGREEMENT FOR PURCHASE OF ADDITIONAL SECURITIES (the "Additional Purchase Agreement") is made and entered into this 21st day of August, 1997, by and among AVTEAM, Inc. (the "Company") and the persons listed on the signature page attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser").

                                  -------------

         The parties hereto entered into that certain Stock Purchase Agreement dated as of December 6, 1996 (the "Original Agreement") for the sale and purchase of the Company's Preferred Stock for a purchase price of $7.00 per share. The Company desires to sell 714,286 shares of the Company's Preferred Stock (the "Shares"), and the Purchasers desire to purchase the Shares from the Company, for a purchase price of $7.00 per share (or an aggregate purchase price of $5,000,002), upon the terms and conditions set forth herein and in the Original Agreement, such sales and purchases hereunder being deemed sales and purchases of "Additional Securities," as that term is defined below. The proceeds to the Company from the issuances and sales of the Shares may be used to (i) provide capital for the purchase of used aircraft engines, parts, aircraft and other aviation components, (ii) repay bank debt and (iii) provide working capital for the Company. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. AUTHORIZATION. The Company hereby agrees to issue and sell to the Purchasers an aggregate of 714,286 shares of Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Company's Second Amended and Restated Articles of Incorporation and the Registration Rights Agreement.

         2. SALES AND PURCHASES OF ADDITIONAL SECURITIES. At the Additional Closing referred to in Section 2 hereof (the "Additional Closing"), the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, subject to the terms and conditions set forth herein and in the Original Agreement, the shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 1 hereto (collectively, the "Additional Securities") at the purchase price set forth on such Schedule (the "Purchase Price").

         3. SEPARATE SALES AND SEVERAL OBLIGATIONS. The sale of the Additional Securities to each Purchaser at the Additional Closing shall constitute a separate sale, and the obligations undertaken by each one (or more) of the Purchaser(s) under this Additional Purchase Agreement are several and not joint, such that the failure of any one (or more) of the Purchaser(s) to comply with its (or their) obligations under this Additional Purchase Agreement shall not give rise to any additional duties or obligations, or any liability, of any other Purchaser(s) hereunder, except as provided in Section 1.3(c) of the Original Agreement.

         4. ADDITIONAL CLOSING. The closing of the several sales and purchases of the Additional Securities shall take place at the offices of Baker & McKenzie, 701 Brickell Avenue, Suite 1600, Miami, Florida 33131 at 10:00 a.m. (local time) on the date hereof, or at such other place as may be mutually agreed to by the Company and the Purchaser Representative. At or prior to the Additional Closing, (i) the Company shall have received from Leon Sragowicz, Richard Preston, Donald A. Graw and Jaime J. Levy executed Acknowledgments and Waivers in the form of Exhibit A attached hereto and (ii) the Company shall cause to be delivered to the Purchasers an opinion of Baker & McKenzie, counsel for the Company, in the form of Exhibit B attached hereto, which opinion shall be addressed to the Purchasers and shall be dated the date hereof.
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         5. CONDITION PRECEDENT. The obligation of the Purchasers to purchase any Additional Securities hereunder shall be subject to the condition that there shall not have occurred any event or change that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or has resulted or could reasonably be expected to result in, individually or in the aggregate, a material impairment of the ability of the Company to perform any of its obligations under this Additional Purchase Agreement or any Transaction Document.

         6. INCORPORATION BY REFERENCE. The sale and purchase of the Additional Securities contemplated hereby shall be deemed a sale and purchase of Additional Securities under the Original Agreement, notwithstanding the provisions of
Section 1.3 of the Original Agreement. All of the provisions set forth in
ARTICLE III through ARTICLE VIII of the Original Agreement shall apply to this Additional Purchase Agreement with the same force and effect as if set forth herein in their entirety.

         7. RESTATED FINANCIAL STATEMENTS. Each Purchaser hereby acknowledges and agrees that it has (i) received and reviewed the Restated Financial Statements of the Company, including the Notes thereto (the "Restated Financial Statements"), a copy of which is set forth on Exhibit C attached hereto, (ii) had the opportunity to review the books and records of the Company and (iii) been furnished or provided access to such relevant information (financial or otherwise) that such Purchaser has requested.

         8. PROSPECTUS. Each Purchaser hereby acknowledges and agrees that (i) it has received and reviewed a draft of the Prospectus of the Company dated May 21, 1997, a copy of which is set forth on Exhibit D attached hereto (the "Draft Prospectus"), (ii) the financial information and operations data, the Financial Statements and the Notes thereto and the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Draft Prospectus (collectively, the "Outdated Information") have been removed from the Prospectus and are not applicable to the Company at and as of the date hereof and at and as of the respective dates to which such Outdated Information relates, such Outdated Information having been superseded by the restated financial information and operations data contained in the Restated Financial Statements and (iii) it is not relying upon the Outdated Information for the purchase of the Additional Securities.

         9. ADDITIONAL INVESTMENT REPRESENTATIONS. As a material inducement to the Company to enter into the Additional Purchase Agreement and issue and sell the Additional Securities hereunder, each Purchaser, severally, and not jointly, hereby represents and warrants that:

                  (a) Each Purchaser understands and acknowledges that (i) the Additional Securities have not been registered under the Securities Act or under any state or foreign securities laws in reliance upon exemptions provided thereunder and that such Additional Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities laws and regulations as applicable and are subject to restrictions on transferability under the terms of the Shareholders Agreement and (ii) the representations and warranties contained herein are being relied upon by the Company as a basis for the exemption of the offer and sale of the Additional Securities pursuant to this Additional Purchase Agreement under the registration requirements of the Securities Act and any applicable state or foreign securities laws. Each such Purchaser is acquiring the Additional Securities for the Purchaser's own account, except that, in the case of Clipper Capital Associates, L.P. ("Clipper Capital"), such Purchaser is acquiring a portion of the Additional Securities as nominee for not more than three individuals who are either "accredited investors" (as defined in Rule 501 promulgated under the Securities Act) or full-time employees of Clipper Capital, for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each Purchaser has had the opportunity to review the books and records of the Company and has been furnished or provided access to such relevant information that such Purchaser has requested. Each Purchaser is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by the Additional Purchase Agreement and the Transaction Documents and is able to bear the risks associated with an investment in the Company. For purposes of this Section 9 hereof, the term "Purchasers" shall include the three individuals named herein.

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                  (b) If a Purchaser is not a United States Person, such
Purchaser hereby represents that it has satisfied itself as to the observance of the laws of its jurisdiction in connection with the transactions contemplated by this Additional Purchase Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Additional Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that it may need to be obtained in connection therewith and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, conversion or transfer of the Additional Securities. Such Purchaser's subscription and payment for, and its continued beneficial ownership of the Additional Securities, will not violate any applicable securities or other laws of its jurisdiction.

                  (c) Each of the Purchasers is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act. None of the Purchasers has been organized for the purpose of acquiring the Additional Securities.

                  (d) Each of the Purchasers has considered the risks associated with an investment in the Additional Securities and has had the opportunity to ask questions of and receive answers from the officers of the Company about the Additional Securities, the information contained in the Draft Prospectus, the Restated Financial Statements and the business and financial condition of the Company sufficient to enable it to evaluate the risks and merits of its investment in the Company.

         10. GOVERNING LAW; CONSENT TO JURISDICTION. The provisions of this Additional Purchase Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principles of conflict of laws. Each party hereto agrees that all judicial proceedings brought against the Company or any Purchaser arising out of or relating to this Additional Purchase Agreement or the breach hereof may be brought in any state or federal court of competent jurisdiction in the State of Florida or New York.

         11. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Additional Purchase Agreement, together with all exhibits attached hereto, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Additional Purchase Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Additional Purchase Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         12. SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Additional Purchase Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Additional Purchase Agreement which are for any Purchaser's benefit as a purchaser or holder of the Additional Securities are also for the benefit of, and enforceable by, any subsequent holder of the Additional Securities.

         13. MULTIPLE COUNTERPARTS. This Additional Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Additional
Purchase Agreement on the date first written above.

COMPANY:

AVTEAM, Inc.

By:_______________________________
   Donald A. Graw
   President and Chief Executive Officer

PURCHASERS:

CLIPPER CAPITAL ASSOCIATES, L.P.                     CLIPPER EQUITY PARTNERS I, L.P.
By: Clipper Capital Associates, Inc.                 By: Clipper Capital Associates, L.P.
    its general partner                                  its general partner
                                                         By: Clipper Capital Associates, Inc.
                                                                its general partner

By:__________________________                            By:_________________________________
   Eugene P. Lynch                                          Eugene P. Lynch
   Treasurer and Secretary                                  Treasurer and Secretary

CLIPPER/MERCHANT PARTNERS, L.P.                      CLIPPER/EUROPEAN RE, L.P.
By: Clipper Capital Associates, L.P.                 By: Clipper Capital Associates, L.P.
    its general partner                                  its general partner
    By: Clipper Capital Associates, Inc.                 By: Clipper Capital Associates, Inc.
        its general partner                                  its general partner

     By:_________________________                         By:_________________________________
        Eugene P. Lynch                                      Eugene P. Lynch
        Treasurer and Secretary                              Treasurer and Secretary

CLIPPER/MERBAN, L.P.                                 CLIPPER CAPITAL PARTNERS, L.P.
By: Clipper Capital Associates, L.P.                 in its capacity as Purchaser Representative
       its general partner                           By: Clipper Capital Corporation
       By: Clipper Capital Associates, Inc.              its general partner
           its general partner

     By:_________________________                    By:_____________________________________
        Eugene P. Lynch                                 Eugene P. Lynch
        Treasurer and Secretary                         Treasurer and Secretary



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